EXHIBIT 3.23

                              STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                     FILING CERTIFICATION (CERTIFIED COPY)

                             REI DISTRIBUTORS INC.

                  I, the Treasurer of the State of New Jersey, do hereby
            certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate Of Incorporation And Merger as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in mY office

                                                   IN TESTIMONY WHEREOF, I have
                                                   hereunto set my hand and
                                                   affixed my Official Seal at
                                                   Trenton, this 8th day of
                                                   June, 2000

                                                   /s/ Roland M Machold
                                                   ----------------------------
                                                   Roland M Machold
                                                   Treasurer


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                                                                            INB
                                                                       11-17-81

                          CERTIFICATE OF INCORPORATION
                                       OF
                             REI DISTRIBUTORS INC.

To: The Secretary of State
    State of New Jersey

     THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

     FIRST: The name of the corporation is

                             REI DISTRIBUTORS INC.

     SECOND: The purpose or purposes for which the corporation is organized are:

     To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or

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otherwise dispose of, trade, deal in deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province,

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municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

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     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

     The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this certificate of incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is two thousand five hundred (2,500) without par value.

     FOURTH: The address of the corporation's initial registered office is 1 Bedford Court, East Brunswick, New Jersey 08816, and the name of the corporation's initial registered agent at such address is Simon Sinnreich.

     FIFTH: The number of directors constituting the initial board of directors shall be three (3); and the names and addresses the directors are as follows:

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NAMES                                   ADDRESSES
-----                                   ---------
Simon Sinnreich                         1 Bedford Court
                                        East Brunswick, N.J. 08816

Barry William Becker                    81 Shrewsbury Drive
                                        Livingston, N.J. 07039

Murray Fox                              Pompeo Road
                                        Wilsonville, Connecticut 06255

     SIXTH: The names and addresses of the incorporators are as follows:

     NAMES                              ADDRESSES

Stephen Frayne                          1633 Broadway
                                        New York, New York 10019

John L. Vaughan                         1633 Broadway
                                        New York, New York 10019

Kit Raseman                             1633 Broadway
                                        New York, New York 10019

     SEVENTH: The duration of the corporation shall be perpetual.

     IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 9 day of November, 1981

                                                     /s/ Stephen Frayne
                                                     ---------------------------
                                                     Stephen Frayne

                                                     /s/ John L. Vaughan
                                                     ---------------------------
                                                     John L. Vaughan

                                                     /s/ Kit Raseman
                                                     ---------------------------
                                                     Kit Raseman

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REI DISTRIBUTORS, INC.



                                  CERTIFICATE

                                      OF

                                 INCORPORATION


---------------------------------                   C.T. CORPORATION SYSTEM
Certificate under the laws of the                   28 W. State Street
        STATE OF NEW JERSEY                         Trenton, N.J. 08608
---------------------------------


FILED
NOV 17 1981
DONALD LAN
SECRETARY OF STATE
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FILED
SEP 17 1991
JOHN HABERLE
SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       OF
                             REI DISTRIBUTORS, INC.
                                      AND
                             PTI ACQUISITION CORP.
                   Under Section 14A: 10-4 of the New Jersey
                            Business Corporation Act

     Pursuant to the provisions of Section 14A: 10-4 of the New Jersey Business Corporation Act, the undersigned hereby certify:

     FIRST: That the following Plan of Merger has been duly approved by the Board of Directors of each of the constituent corporations:

     (a) The name of each of the constituent corporation is REI Distributors, Inc. (REI) and PTI Acquisition Corp. (PTA) and the name of the surviving corporation is REI Distributors, Inc.

     (b) The terms and conditions of the proposed merger and the manner and basis of converting the shares of each constituent corporation are as follows:

          The shareholders of REI, the surviving corporation, will receive 2,288.09 shares of common stock of Pure Tech International, Inc. (PTI) and 11,440.44 shares of Convertible Class A Preferred Stock of PTI for each share of common stock of REI.

          Pure Tech International, Inc. is the parent corporation of PTI Acquisition Corp.

     SECOND: As to each corporation, the number of shares


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entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class or series, are:

                                            Designation        Number of Shares
                                            of Class or           Outstanding
                     Total Number         Series Entitled        of Such Class
  Name of             of Shares         to Vote as a Class         or Series
Corporation        Entitled to Vote     or Series (if any)         (if any)
-----------        ----------------     ------------------     ----------------
PTA                       100                Common Stock               10
REI                     2,500                Common Stock             1,136.32

     As to each corporation, the number of shares voted for and against the Plan, respectively, and the number of shares of any class, or series, entitled to vote as a class or series voted for and against the Plan are:

                                                                          Class
Name of                 Total Share             Total Shares               of
Corporation              Voted for              Voted Against            Series
-----------             -----------             -------------            ------
PTA                         10                        0                    N/A
REI                      1,136.32                     0                    N/A

     THIRD: The applicable provisions of the laws of under which was organized have been compiled with in respect to the merger.

     IN WITNESS WHEREOF, each of the corporations, parties hereto, has caused this Certificate to be executed on its behalf by its President.


Dated: September 17, 1991                       REI DISTRIBUTORS, INC.


                                                By  /s/ Simon Sinnreich
                                                    ----------------------------
                                                    Simon Sinnreich, President


                                                PTI ACQUISTION CORP.


                                                By  /s/ David Katz
                                                    ----------------------------
                                                    David Katz, Sole Director
                                                    Chairman of the Board


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STATE OF NEW JERSEY)
                   ) ss:
COUNTY OF SOMERSET )

     I, Aleena B. Maher, a Notary Public, do hereby certify that on the 17 day of September, 1991, Simon Sinnreich personally appeared before me, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                     /s/ Aleena B. Maher
                                                     ---------------------------
                                                       Notary Public

                                                      ALEENA B. MAHER
                                              Notary Public, State of new York
                                                       No. 81-4833617
                                                Qualified in new York County
                                             Commission Expires October 24,1992


STATE OF NEW JERSEY)
                   ) ss:
COUNTY OF SOMERSET )

     I, Aleena B. Maher, a Notary Public, do hereby certify that on the 17 day of September, 1991, David C. Katz personally appeared before me, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                     /s/ Aleena B. Maher
                                                     ---------------------------
                                                       Notary Public

                                                      ALEENA B. MAHER
                                              Notary Public, State of new York
                                                       No. 81-4833617
                                                Qualified in new York County
                                             Commission Expires October 24,1992

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